EXHIBIT 10-43

Cadiz, Inc.

7% Convertible Senior Notes

PLACEMENT AGENT AGREEMENT

March 4, 2013

B. Riley & Co., LLC

11100 Santa Monica Boulevard

Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

1. Introduction.  Cadiz, Inc., a Delaware corporation (the “Company”), proposes, pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and the Private Placement Purchase Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), to sell to the Purchasers up to an aggregate of $17,500,000 in principal amount of the Company’s 7% Convertible Senior Notes (the “Notes”) to be issued pursuant to the terms of the Indenture (the “Indenture”) in the form of Exhibit B attached hereto between the Company and Bank of New York as trustee (the “Trustee”).  The Notes may be converted at any time at the holder’s option into 124.233 shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company (the shares of Common Stock into which the Notes are convertible, the “Conversion Shares”) on the terms and subject to the conditions and adjustments set forth in the Indenture.  The Purchasers will have the registration and related rights with respect to the Notes and the Conversion Shares as set forth in the Registration Rights Agreement (the “Registration Rights Agreement”) in the form of Exhibit C attached hereto. The Company hereby confirms that B. Riley & Co., LLC acted as the exclusive placement agent (the “Placement Agent”) of the Notes in accordance with the terms and conditions hereof.

2. Agreement to Act as Placement Agent; Placement of Notes.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(a) The Company hereby authorizes the Placement Agent to act as its exclusive agent to solicit offers for the purchase of all or part of the Notes from the Company in connection with the proposed offering of the Notes (the “Offering”).  Until the Closing Date (as defined in Section 4 hereof), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Notes otherwise than through the Placement Agent.

(b) The Company hereby acknowledges that the Placement Agent, as an agent of the Company, shall use its commercially reasonable efforts to solicit offers from potential purchasers to purchase the Notes from the Company, but further acknowledges that Placement Agent has not guaranteed any amount of any such Notes.  The Placement Agent has no authority to bind the Company with respect to any prospective offer to purchase the Notes.  The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Notes was solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason.  Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Notes for its own accounts and, in soliciting offers to purchase the Notes, the Placement Agent shall act solely as the Company’s agent and not as a principal.  Notwithstanding the foregoing, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at their discretion and without any obligation to do so, purchase Notes as a principal.

(c) Subject to the provisions of this Section 2, offers for the purchase of Notes shall be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable.  The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer, in whole or in part.  The Placement Agent shall have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of this Agreement.

(d) The Notes are being sold to the Purchasers at a price of 100% of the principal amount of the Notes.  The purchases of the Notes by the Purchasers shall be evidenced by the execution of Subscription Agreements by each of the Purchasers and the Company.

(e) As compensation for services rendered, within 2 days following the Closing Date the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to 5.0% of the gross proceeds received by the Company from the sale of the Notes on the Closing Date (excluding  proceeds from Altima Global Special Situations Structuring Master Fund Ltd. of $1,000,000).

(f) No Notes which the Company agrees to sell pursuant to the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Notes shall have been delivered to the Purchaser thereof against payment by such Purchaser.  If the Company shall default in its obligations to deliver Notes to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 9 herein.

3. Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Placement Agent that:

(a) Exchange Act Filings.  The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act of 1933, as amended (the “Securities Act”), since December 31, 2011 (the “Company Reports”). The Company Reports, when they became effective or were filed with or furnished to the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed or furnished after the date hereof and on or prior to the Closing (as defined in Section 4), when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Due Incorporation.  Each of the Company and each of its Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority (i) would not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement, the Subscription Agreements or the Indenture or to consummate any transactions contemplated hereby or thereby (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). As used in this Agreement, “Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X of the Commission.

(c) Subsidiaries. The membership interests or capital stock, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the Company Reports, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(d) Due Authorization.  The Company has the full right, power and authority to enter into this Agreement, each of the Subscription Agreements, the Indenture and the Registration Rights Agreement and to perform and to discharge its obligations hereunder and thereunder; and this Agreement, each of the Subscription Agreements, the Indenture and the Registration Rights Agreement have been duly authorized, this Agreement and each of the Subscription Agreements have been, and at Closing the Indenture and Registration Rights Agreement will be, duly executed and delivered by the Company, and each such agreement constitutes or will constitute upon Closing a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(e) The Notes and the Conversion Shares. The Notes have been duly authorized and, when issued and delivered upon sale, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture. The Conversion Shares have been duly authorized for issuance by the Company and, when issued in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights.  The Notes and the Conversion Shares will be issued in compliance with all federal and state securities laws.

(f) Capitalization.  The authorized capital stock of the Company consists of 70,000,000 Shares, of which 15,452,756 Shares were outstanding as of the close of business on March 1, 2013. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable.  Other than 897,218 Shares reserved for issuance under the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Company Reports and 472,223 Shares reserved for issuance upon exercise of warrants outstanding on the date hereof and previously described in the Company Reports, the Company has no shares of capital stock reserved for issuance.  Except as set forth above or pursuant to the Subscription Agreements or the Exchange Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(g) No Default, Termination or Lien.  The execution, delivery and performance of this Agreement, each Subscription Agreement, the Indenture and the Registration Rights Agreement by the Company, the issuance, sale and delivery of the Notes by the Company, the issuance and delivery of the Conversion Shares in accordance with the terms of the Notes and the Indenture, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms of this Agreement, each Subscription Agreement, the Indenture and the Registration Rights Agreement will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any Subsidiary (except as provided in the Amended and Restated Credit Agreement) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

(h) No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, each Subscription Agreement, the Indenture and the Registration Rights Agreement, except such as may be required by the securities or Blue Sky laws of the various states and the NASDAQ Global Market in connection with the offer and sale of the Notes.

(i) Independent Accountants.  PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements and related schedules included or incorporated by reference in the Company Reports, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations thereunder and the Public Company Accounting Oversight Board (United States).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, PwC has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(j) Financial Statements.  The financial statements, together with the related notes and schedules, included in the Company Reports fairly present the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes.  Such financial statements, together with the related notes and schedules, comply in all material respects with the Securities Act, the Exchange Act, and the rules and regulations thereunder.  No other financial statements or supporting schedules or exhibits are required by the Exchange Act or the rules and regulations thereunder to be filed with the Commission.

(k) No Material Adverse Change.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth or contemplated in the Company Reports filed prior to the date hereof.

(l) Legal Proceedings.  There are no legal or governmental proceedings, actions, suits or claims pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Company Reports (including the section entitled “Risk Factors” beginning on page 10 of the Company’s Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012), litigation in connection with a Qualified Water Project (as defined in the Indenture) and proceedings that would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) that are required to be described in the Company Reports and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Company Reports or to be filed as exhibits to the Company Reports that are not described or filed as required. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any legal or governmental proceedings, actions, suits or claims of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  For purposes of this Agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, after reasonable due inquiry.

(m) Regulatory Permits.  Each of the Company and its Subsidiaries possesses or has applied for all certificates, authorizations, licenses, franchises, permits, orders and approvals issued or granted by the appropriate governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations necessary to conduct its business as currently conducted, except where the failure to possess such certificates, authorizations, licenses, franchises, permits, orders and approval, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”) and (ii) as accurately described in all material respects in the Company Reports (including the section entitled “Risk Factors” beginning on page 10 of the Company’s Form 10-K for the year ended December 31, 2011, filed with the SEC on March 15, 2012), and neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material adverse modification of any such Material Permits (except as accurately described in all material respects in the Company Reports), and to the Company’s Knowledge, there are no facts or circumstances that would give rise to the revocation or material adverse modifications of any Material Permits.

(n) Material Contracts. Except for the Material Contracts, the Company and its Subsidiaries are not party to any agreements, contracts or commitments that are material to the business, financial condition, assets or operations of the Company and its Subsidiaries that would be required to be filed pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.  Neither the Company nor any of its Subsidiaries is in material default under or in material violation of, nor to the Company’s Knowledge, has received written notice of termination or default under any Material Contract.  For purposes of this Agreement, “Material Contract” means any contract of the Company that was filed as an exhibit to the Company Reports pursuant to Item 601(b)(10) of Regulation S-K.

(o) Investment Company Act.  Neither the Company nor any of its Subsidiaries is or, after giving effect to the Exchange and the purchase and sale of the Notes contemplated hereby and by the Subscription Agreements and the application of the proceeds thereof, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(p) No Price Stabilization.  Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(q) Title to Property.  The Company and its Subsidiaries have good and marketable title to all real and personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the Company Reports or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Company Reports.

(r) No Labor Disputes.  No labor problem or dispute with the employees of the Company exists, or, to the Company’s Knowledge, is threatened or imminent, which would or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.  To the Company’s Knowledge, no executive officer (as defined in Rule 501(f) of the Securities Act) of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement.  Except for matters which would not and would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (i) the Company has not engaged in any unfair labor practice; (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s Knowledge, threatened against the Company before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s Knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company and (C) no union representation dispute currently existing concerning the employees of the Company and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company.

(s) Taxes.  The Company (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefore) that have been required to be filed and (ii)  is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith and for which adequate reserves have been provided and reflected in the financial statements included in the Company Reports. The Company does not have any tax deficiency that has been or, to the Company’s Knowledge, is reasonably likely to be asserted or threatened against it that would result or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(t) ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(u) Compliance with Environmental Laws.  Except as disclosed in the Company Reports, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), or to the Company’s Knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would or would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(v) Intellectual Property Rights.  The Company and its Subsidiaries own or possess, or have the right to use, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as would not and would not reasonably be expected to,  individually or in the aggregate, have a Material Adverse Effect.

(w) Foreign Corrupt Practices Act.  Neither the Company nor any of its Subsidiaries, nor to its knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has:  (i) used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds; (iii) caused the Company or any of its Subsidiaries to be in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment from Company funds.

(x) OFAC and Similar Laws. None of the Company, any of its Subsidiaries or, to the Company’s Knowledge, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to knowingly fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(y) Disclosure Controls and Procedures.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no material changes in the Company’s internal controls (as such term is defined in the rules of the Commission under the Exchange Act) or, to the Company’s Knowledge, in other factors that could affect the Company’s internal controls.

(z) Accounting Controls.  The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Company Reports, since the end of the Company’s most recent audited fiscal year, there as been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) Absence of Material Changes.  Subsequent to the respective dates as of which information is given in the Company Reports, and except as may be otherwise disclosed in such Company Reports, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv)  any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to grants of stock under the Company’s stock incentive plans existing on the date hereof or the issuance of shares upon the exercise of outstanding options or warrants)or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof) of the Company.

(bb) Brokers Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any letter of understanding between the Company and the Placement Agent) that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes or any transaction contemplated by this Agreement or the Subscription Agreements.

(cc) Listing and Maintenance Requirements.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing.  The Conversion Shares will be duly authorized for listing on the NASDAQ Global Market immediately upon conversion of the Notes in accordance with the terms of the Notes and the Indenture.

(dd) Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(ee) NASDAQ Shareholder Approval Rules.  No approval of the stockholders of the Company under the rules and regulations of NASDAQ (including Rule 5635 of the NASDAQ Marketplace Rules) is required for the Company to issue and deliver the Notes to the Purchasers or the Conversion Shares upon conversion of the Notes.

(ff) No General Solicitation. Neither the Company nor any person acting on its or their behalf has offered or sold the Notes or will offer or sell the Notes by means of any general solicitation or general advertising including but not limited to the methods described in Rule 502(c) under the Securities Act.

(gg) Integration. No offers and sales of securities of the same or similar class as the Notes have been made by the Company or on its behalf during the six-month period ending with the date of this Agreement and no such offers or sales are currently being made or contemplated (in each case, whether pursuant to outstanding warrants, options, convertible or exchangeable securities, acquisition agreements or otherwise).  Neither the Company nor any other person acting on its behalf will, directly or indirectly, offer or sell any securities of the same or similar class as the Notes, or take any other action, so as to cause the offer and sale of the Notes to fail to be entitled to the exemption afforded by Regulation D under the Securities Act.

4. The Closing.  The time and date of closing (the “Closing”) and delivery of the documents required to be delivered to the Placement Agent pursuant to Sections 5 and 8 hereof shall be simultaneous with the closing of the transactions contemplated by the Subscription Agreements, and the term “Closing Date” shall have the meaning ascribed thereto in the Subscription Agreements.

5. Further Covenants and Agreements of the Company.  The Company covenants and agrees with the Placement Agent as follows:

(a) Blue Sky Laws.  To take promptly from time to time such actions as the Placement Agent may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Placement Agent may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Notes in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(b) [Reserved].

(c) Communications Prior to Closing.  Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference without the prior written consent of the Placement Agent.

(d) Additional Information.  At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

(e) Use of Proceeds.  To apply the net proceeds from the sale of the Notes for working capital of the Company.

(f) Private Placement.  To exercise reasonable care to assure that the purchasers of the Notes are not underwriters within the meaning of Section 2(a)(11) of the Securities Act.  The Subscription Agreements providing for the purchase and sale of the Notes will contain representations of each Purchaser (for itself and for each account for which such purchaser is acquiring Securities) that such person (i) is an “accredited investor” within the meaning of Rule 501(a) under the Act, and (ii) is purchasing the Notes without a view to distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell the Notes except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder (it being understood, however, that the disposition of such person's property shall at all times be within such person's control).

(g) Conditions Precedent.  To use its best efforts to do and perform all things required to be done or performed under this Agreement and the Subscription Agreements by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes under this Agreement or the Subscription Agreements.

6. Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Notes to the Purchasers and any taxes payable in that connection; (b) the costs incident to the registration of the Notes and the Conversion Shares under the Securities Act in accordance with the terms and conditions of the Registration Rights Agreement; (c) any applicable listing, quotation or other fees; (d) the fees and expenses (including related fees and expenses of counsel for the Placement Agent) of qualifying the Notes under the securities laws of the several jurisdictions as provided in Section 5 and of preparing, printing and distributing wrappers and blue sky memoranda; (e) all fees and expenses of the Trustee and of the registrar and transfer agent of the Shares; and (f) all other costs and expenses of the Company and the Placement Agent incident to the Offering of the Notes by, or the performance of the obligations of, the Company and the Placement Agent under this Agreement and the Subscription Agreements (including, without limitation, the fees and expenses of the Company’s counsel, Placement Agent’s counsel and the Company’s independent accountants); provided that, the Company shall not be liable to the Placement Agent for costs and expenses of the Placement Agent in excess of $35,000 without the prior written consent of the Company.

7. Conditions to the Obligations of the Placement Agent.  The obligation of the Placement Agent hereunder at any time (the “Solicitation Time”) to solicit offers is subject to the accuracy, when made and as of the Solicitation Time, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No Material Adverse Change.  Since the date of the latest audited financial statements included in the Company Reports filed prior to the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in such Company Reports, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in such Company Reports, the effect of which, in any such case described in clause (i) or (ii) of this paragraph, is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation of offers on the terms and in the manner contemplated in this Agreement.

(b) No Trading Suspension, Banking Moratorium.  Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NASDAQ Stock Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become the subject of a material act of terrorism, or there shall have been a material escalation in hostilities involving the United States, or there shall have been a new declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the solicitation of offers on the terms and in the manner contemplated in this Agreement.

8. Closing Deliveries. The Company agrees that at the Closing, it will deliver or cause to be delivered to the Placement Agent the following:

(a) [Reserved].

(b) Officers’ Certificate. A certificate, dated the Closing Date, of the Company’s Chief Executive Officer and Chief Financial Officer stating that:

(i) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and covenants and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) there has not been, subsequent to the date of the most recent unaudited financial statements included in the Company Reports, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries, taken as a whole, or any change or development that, singly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in such Company Reports.

9. Indemnification and Contribution.

(a) Indemnification of Placement Agent.  The Company shall indemnify and hold harmless the Placement Agent, each of its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law  or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Company Report or in any amendment or supplement thereto, (B) the omission or alleged omission to state in any Company Report, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b) Notice and Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the Company in writing of the commencement of that action; provided, however, that the failure to notify the Company shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the Company shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9.  If any such action shall be brought against an indemnified party, and it shall notify the Company thereof, the Company shall be entitled to participate therein and, to the extent that it wishes, assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the Company).  After notice from the Company to the indemnified party of its election to assume the defense of such action, except as provided herein, the Company shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or Section 2(f), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, or (iii) the Company has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the Company does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the Company shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Placement Agent.  Subject to this Section 9(b), the amount payable by the Company under this Section 9 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  The Company shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, the Company shall not be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the Company agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that the Company reimburse the indemnified party for reasonable fees and expenses of counsel, the Company agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Company of the request for reimbursement, (ii) the Company shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) the Company shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(c) Contribution.  If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a), then the Company party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the Offering of the Notes, or (ii) if the allocation provided by clause (i) of this Section 9(c) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(c) but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Notes purchased under the Subscription Agreements (before deducting expenses) received by the Company bear to the total compensation received by the Placement Agent in connection with the Offering.  The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act.

(d) Allocation.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to Section 9(c) above were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in Section 9(c) shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 9(d), the Placement Agent shall not be required to contribute any amount in excess of the total compensation received by the Placement Agent in accordance with Section 2(e) less the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Termination.  The obligations of the Placement Agent may be terminated by the Placement Agent, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Section 7 have occurred or if the Purchasers shall decline to purchase the Notes for any reason permitted under the Subscription Agreements.

11. Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a) the Placement Agent’s responsibility to the Company is solely contractual in nature, the Placement Agent has been retained solely to act as placement agent in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or are advising the Company on other matters;

(b) the price of the Notes set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Placement Agent, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of the Purchasers, and each of their respective successors and assigns, which shall be third party beneficiaries hereof.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties.  It is understood that the Placement Agent’s responsibility to the Company is solely contractual in nature and the Placement Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13. Survival of Indemnities, Representations, Warranties, Etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Notes.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 10, the indemnity and contribution agreements contained in Section 9 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14. Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Placement Agent, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley & Co., LLC, Attention: Chairman, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA, 90025; and

(b) if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Cadiz Inc., Attention: CFO, 550 South Hope Street, Suite 2850, Los Angeles, CA, 90071.

15. Definition of Certain Terms.  For purposes of this Agreement “business day” means any day on which the NASDAQ Global Market is open for trading.

16. Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the County of Los Angeles or in the United States District Court for the Southern District of Los Angeles, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Placement Agent each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agent.  The Company and the Placement Agent each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

18. General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

19. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

*           *           *           *           *

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CADIZ, INC.

By: /s/ Timothy J. Shaheen
Name:  Timothy J. Shaheen
Its:  Chief Financial Officer

Accepted as of the date first above written:

B. RILEY & CO., LLC

By: /s/ Bryant Riley
Name:  Bryant Riley
Its:  Chairman

EXHIBIT A

Private Placement Purchase Agreements

EXHIBIT B

Form of Indenture

EXHIBIT C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

by and among

CADIZ INC.

and

 EACH HOLDER OF REGISTRABLE SECURITIES
REFLECTED ON THE SIGNATURE PAGE HEREOF

Amended and Restated as of March 5, 2013

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of this 5th day of March, 2013 by and among Cadiz Inc., a Delaware corporation (the “Company”), and each holder of Registrable Securities (as defined herein) reflected on the signature page hereto (“Holders”).

RECITALS:

WHEREAS, the Company has entered into an Indenture as of March 5, 2013 (the “Indenture”) with The Bank of New York Mellon, N.A., as trustee, which provides for the issuance of the Company’s 7.00% Convertible Senior Notes due 2018 (the “Convertible Notes”) which Convertible Notes are convertible into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the Indenture;

WHEREAS, the Company issued, on October 30, 2012, warrants to purchase 250,000 shares of Common Stock (the “Sixth Amendment Warrants”); and

WHEREAS, the Company has agreed to amend and restate the registration rights agreement pursuant to which the Company has granted to the Holders registration rights with respect to the Registrable Securities.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.            Certain Definitions.  For purposes of this Agreement, the following terms have the following meanings:

(a) “Affected Registrable Securities” means such portion of the Registrable Securities required by the terms hereof to be subject to an effective Registration Statement that are, at the time of determination, not subject to an effective Registration Statement as a result of a Registration Default.”

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the Exchange Act.

(c) “Agreement” has the meaning specified in the Preamble hereof.

(d) “Beneficially Own” has the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.

(e) “Blackout Period” has the meaning specified in Section 5 hereof.

(f) “Board” has the meaning specified in Section 5 hereof.

(g) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of the State of New York and the United States of America.

(h) “Common Stock” has the meaning specified in the Recitals hereof.

(i) “Company” has the meaning specified in the Preamble hereof.

(j) “Convertible Notes” has the meaning specified in the Recitals hereof.

(k) “Demand” has the meaning specified in Section 2(a) hereof.

(l) “Demand Registration” has the meaning specified in Section 2(a) hereof.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(n) “Fair Market Value” means, with respect to the securities of the Company that trade in a liquid market such as NASDAQ or the NYSE, the average of the closing price as best established for the 30-day period prior to the date on which the Fair Market Value is determined, and with respect to the securities of the Company that do not trade in a liquid market such as NASDAQ or the NYSE, the fair market value of such securities as determined by the Board in good faith.

(o) “FINRA” means the Financial Industry Regulatory Authority.

(p) “Holdback Period” has the meaning specified in Section 6(a) hereof.

(q) “Holder” has the meaning specified in the Preamble hereof, and shall include any person to whom the rights of a Holder under this Agreement have been transferred in accordance with the provisions of this Agreement.

(r) “Indenture” has the meaning specified in the Recitals hereof.

(s) “Ineligibility Accommodation Period” has the meaning specified in Section 7 hereof.

(t) “Inspectors” has the meaning specified in Section 9(k) hereof.

(u) “Liquidated Damages” has the meaning specified in Section 8(a) hereof.

(v) “NASDAQ” means the Nasdaq Stock Market, Inc.

(w) “NYSE” means the New York Stock Exchange.

(x) “Other Rights Holders” has the meaning specified in Section 2(f) hereof.

(y) “Person” means any individual, firm, partnership, corporation (including, without limitation, a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(z) “Piggy-Back Request” has the meaning specified in Section 3(b) hereof.

(aa) “Piggy-Back Rights” has the meaning specified in Section 3(a) hereof.

(bb) “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

(cc) “Records” has the meaning specified in Section 9(k) hereof.

(dd) “Registrable Securities” means any and all of (i) the shares of Common Stock of the Company received by Holders upon conversion of the Convertible Notes, (i) the shares of Common Stock of the Company underlying the Sixth Amendment Warrants, and (iii) any securities issuable or issued or distributed in respect of any of the securities identified in clauses (i) and (ii) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise.  Registrable Securities shall cease to be Registrable Securities when and to the extent that they shall have (i) been Transferred by Holders pursuant to an effective Registration Statement; or (ii) ceased to be outstanding.  Notwithstanding anything herein to the contrary, the Company shall not be required to have any of the Registrable Securities registered (or maintain the effectiveness of any prior registration of Registrable Securities) if, in the opinion of either counsel for the Company, knowledgeable and experienced in federal securities matters (said counsel to be acceptable to the Holder making a Demand in the reasonable judgment of such Holder), or counsel for such Holder, knowledgeable and experienced in federal securities matters (said counsel to be acceptable to the Company in the Company’s reasonable judgment), all Registrable Securities held by such Holder (and its Affiliates) may be sold pursuant to Rule 144 under the Securities Act during any ninety (90) day period.

(ee) “Registration Default” has the meaning specified in Section 8(a) hereof.

(ff) “Registration Expenses” means any and all reasonable out-of-pocket expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or “blue sky” laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all processing, printing, copying, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 9(h) hereof, (v) all fees and disbursements of counsel for the Company and of its independent public accountants (including the expenses of any special audits or comfort letters), and (vi) the reasonable fees and expenses of any special experts retained in connection with a registration under this Agreement, but excluding (A) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities pursuant to a Registration Statement, and (B) any fees, expenses or disbursements of counsel and other advisers to the Holders and any Other Rights Holders, other than the reasonable fees and disbursements of one counsel to all Holders.

(gg) “Registration Statement” means any registration statement (including a Shelf Registration) of the Company referred to in Section 2 or Section 3 hereof, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

(hh) “Restatement Date” has the meaning set forth in that certain Amended and Restated Credit Agreement, amended and restated as of March 5, 2013, among the Company and Cadiz Real Estate LLC, a Delaware limited liability company, each as borrowers, the lenders party thereto (the “Lenders”) and LC Capital Master Fund, Ltd., as administrative agent on behalf of the Lenders.

(ii) “Rule 144” means Rule 144 under the Securities Act, or any similar or successor rules or regulations hereafter adopted by the SEC.

(jj) “SEC” means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

(kk) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time that reference is made thereto.

(ll) “Shelf Registration” means a “shelf” registration statement on an appropriate form pursuant to Rule 415 under the Securities Act (or any successor rule that may be adopted by the SEC).

(mm) “Sixth Amendment Warrants” has the meaning set forth in the Recitals hereof.

(nn) “Transfer” means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

(oo) “Uncontrolled Event” has the meaning specified in Section 5 hereof.

(pp) “Underwritten Offering” means an offering in which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement under the Securities Act.

Section 2.            Demand Registration Rights.

(a) Any Holder may, subject to the terms hereof, request the Company in writing (each such request, a “Demand”) to effect a registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities Beneficially Owned by such Holder (a “Demand Registration”).  The Demand shall specify the aggregate number of shares of Registrable Securities requested to be so registered on behalf of such Holder.  For purposes of this Agreement, Holders shall be deemed to have made a Demand, effective as of the Restatement Date, with respect to all of the Registrable Securities (the “Closing Demand”); provided, however, that notwithstanding Section 2(b) of this Agreement, (x) with respect to the shares of Common Stock of the Company underlying the Sixth Amendment Warrants and the Convertible Notes, the Company will use best efforts to file a registration statement on Form S-3 (or amend an existing registration statement) with respect thereto not later than ninety (90) days following the Restatement Date.  Any request received by the Company from a Holder as provided in this Section 2(a) shall be deemed to be a “Demand” for purposes of this Agreement, unless the Company, in accordance with the terms of this Agreement, shall have notified such Holder in writing, prior to its receipt of such request from such Holder, of its intention to register securities with the SEC, in which case the request from such Holder shall be governed by Section 3 hereof, not this Section 2.  All Demands to be made by a Holder pursuant to this Section 2(a) and any notifications by the Company pursuant to the preceding sentence must be based upon a good faith intent of such Holder or the Company, as the case may be, to effect the sale of securities pursuant to such registrations as promptly as practicable after the date of the Demand or notification, as the case may be, in accordance with the terms of this Agreement.

(b) After receipt of a Demand from a Holder, the Company shall use its best efforts to prepare and file a Registration Statement for the Registrable Securities so requested to be registered. With respect to the Closing Demand, the Company shall use its best efforts to prepare and file a Registration Statement for the Registrable Securities within 90 days and use its best efforts to cause such Registration Statement to become effective (i) 120 days, in the event that the Registration Statement consists of an amendment to an existing S-3 previously filed by the Company (or 150 days in the event such amendment to an existing Registration Statement is reviewed by the SEC) or (ii) 150 days, in the event that the Registration Statement consists of a newly filed S-3 (or 180 days in the event such newly filed Registration Statement is reviewed by the SEC).  With respect to any other Demand, the Company shall use its best efforts to prepare and file a Registration Statement for the Registrable Securities within 90 days and use its reasonable best efforts to cause such Registration Statement to become effective within 150 days (or 180 days in the event the Registration Statement is reviewed by the SEC).

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to file a Registration Statement for Registrable Securities pursuant to a Demand:

(i) if the Company shall have previously effected a Demand Registration at any time during the immediately preceding ninety (90) day period;

(ii) if the Company shall have previously effected a registration of Registrable Securities to be issued and sold by the Company at any time during the immediately preceding ninety (90) day period (other than a registration on Form S-4, Form S-8 or Form S-3(with respect to dividend reinvestment plans and similar plans) or any successor forms thereto);

(iii) during the pendency of any Blackout Period;

(iv) during the pendency of any Ineligibility Accommodation Period;

(v) if the Company shall have, on or after the Restatement Date, previously effected four (4) Demand Registrations pursuant to the terms of this Agreement;

(vi) if the aggregate value of the Registrable Securities to be registered pursuant to a Demand Registration does not equal at least $2,500,000; or

(vii) if the Registrable Securities that are the subject of the Demand are the subject of an effective Shelf Registration.

(d) The Company shall be permitted to satisfy its obligations under this Section 2 by amending (to the extent permitted by applicable law) any Shelf Registration previously filed by the Company under the Securities Act so that such Shelf Registration (as amended) shall permit the disposition (in accordance with the intended methods of disposition specified as aforesaid) of all of the Registrable Securities for which a Demand shall have been made.  Notwithstanding the foregoing, the Company shall have no obligation under this Agreement to file any Shelf Registration.

(e) A requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(c)(ii) hereof if: (i) such registration has not been declared effective by the SEC or does not become effective in accordance with the Securities Act, (ii) after becoming effective, such registration is materially interfered with by any stop order, injunction or similar order or requirement of the SEC or other governmental agency or court for any reason not attributable to a Holder and does not thereafter become effective, (iii) the conditions to closing specified in any underwriting agreement entered into in connection with such Demand Registration are not satisfied or waived other than by reason of an act or omission on the part of a Holder, or (iv) the Holder making a Demand shall have withdrawn its Demand or otherwise determined not to pursue such registration, provided that, in the case of this clause (iv), such Holder shall have reimbursed the Company for all of its out- of-pocket expenses incurred in connection with such Demand.

(f) If the lead managing underwriters of an Underwritten Offering made pursuant to a Demand shall advise the Holder making a Demand in writing (with a copy to the Company) that marketing or other factors require a limitation on the number of shares of Registrable Securities which can be sold in such offering within a price range acceptable to the Holder, then (i) if the Company shall have elected to include any securities to be issued and sold by the Company or sold on behalf of any of the Company’s security holders excluding such Holder (“Other Rights Holders”) in such Registration Statement, then the Company shall reduce the number of securities the Company shall intend to issue and sell (and, if applicable, the number of securities being sold on behalf of the Other Rights Holders) pursuant to such Registration Statement such that the total number of securities being sold by each such party shall be equal to the number which can be sold in such offering within a price range acceptable to such Holder, and (ii) if the Company shall not have elected to include any securities to be issued and sold by the Company or sold on behalf of Other Rights Holders in such Registration Statement or if the reduction referred to in the previous clause (i) shall not be sufficient, then, the Holder shall reduce the number of Registrable Securities requested to be included in such offering to the number that the lead managing underwriter advises can be sold in such offering within a price range acceptable to the Holder.  The Holder shall not be required to reduce the number of Registrable Securities requested to be included in any such offering until the number of securities referred to in the previous clause (i) shall have been reduced to zero (0).  A requested Demand reduced pursuant to this Section 2(f) shall count as a Demand Registration described in Section 2(c)(ii) hereof.  In the event that a requested Demand Registration so reduced does not result in at least $2,500,000 in aggregate gross sales proceeds being received by the Holder, such requested Demand Registration shall not be deemed to count as a Demand Registration described in Section 2(c)(ii) hereof, Provided that Holders shall have reimbursed the Company for all of its out-of- pocket expenses incurred in the preparation, filing and processing of the Registration Statement.

Section 3.            Piggy-Back Registration Rights.

(a) At any time on or after the date hereof, whenever the Company shall propose to file a Registration Statement under the Securities Act relating to the public offering of securities for sale for cash, the Company shall give written notice to the Holders as promptly as practicable, but in no event less than fifteen (15) days prior to the anticipated filing thereof, specifying the approximate date on which the Company proposes to file such Registration Statement and the intended method of distribution in connection therewith, and advising Holders of their right to have any or all of the Registrable Securities then Beneficially Owned by them included among the securities to be covered by such Registration Statement (the “Piggy-Back Rights”).

(b) Subject to Section 3(c) and Section 3(d) hereof, in the event that Holders have and shall elect to utilize their Piggy- Back Rights, the Company shall include in the Registration Statement the Registrable Securities identified by the Holders in a written request (a “Piggy-Back Request”) given to the Company not later than five (5) Business Days prior to the proposed filing date of the Registration Statement.  The Registrable Securities identified in a Piggy-Back Request shall be included in the Registration Statement on the same terms and conditions as the other securities included in the Registration Statement.

(c) Notwithstanding anything in this Agreement to the contrary, Holders shall not have Piggy-Back Rights with respect to (i) a Registration Statement on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto or (ii) a Registration Statement filed in connection with an exchange offer or an offering of securities solely to employees of the Company.

(d) If the lead managing underwriters selected by the Company for an Underwritten Offering for which Piggy-Back Rights are requested shall advise the Company in writing that marketing or other factors require a limitation on the number of shares of securities which can be sold in such offering within a price range acceptable to the Company, then, (i) such underwriters shall provide written notice thereof to the Holders and (ii) there shall be included in the offering, (A) first, all securities proposed by the Company to be sold for its account (or such lesser amount as shall equal the maximum number determined by the lead managing underwriters as aforesaid); (B) second, all Registrable Securities requested to be included in such Registration Statement by Holders, or such lesser number as shall equal, together with the amount referred to in (A), the maximum number determined by the lead managing underwriters as aforesaid; and (c) third, only that number of securities requested to be included by any Other Rights Holders that such lead managing underwriters reasonably and in good faith believe will not substantially interfere with (including, without limitation, adversely affecting the pricing of) the offering of all the securities that the Company desires to sell for its own account and all the Registrable Securities that the Holders desire to sell for their own accounts.

(e) Nothing contained in this Section 3 shall create any liability on the part of the Company to the Holders if the Company for any reason should decide not to file a Registration Statement for which Piggy-Back Rights are available or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever Holders may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

(f) A request made by Holders pursuant to their Piggy- Back Rights to include Registrable Securities in a Registration Statement shall not be deemed to be a Demand Registration described in Section 2(c)(ii) hereof.

Section 4.            Selection of Underwriters.   In connection with any Underwritten Offering made pursuant to a Demand or a Piggy-Back Right, the Company may, at its sole discretion, select a book running managing underwriter to manage the Underwritten Offering with the prior written consent of the Holders (which consent shall not be unreasonably withheld); provided, however, that the Company shall have no obligation to use an underwriter in connection with any registration made pursuant to a Demand or Piggy-Back Request.

Section 5.            Blackout Periods.   If (i) within five (5) Business Days following the exercise by a Holder of a Demand, the Company determines in good faith and notifies such Holder in writing that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) resulting from a Demand received from such Holder would materially and adversely interfere with any planned or proposed business combination transaction involving the Company, or any pending financing, acquisition, corporate reorganization or any other corporate development involving the Company or any of its subsidiaries or (ii) following the exercise by such Holder of a Demand but before the effectiveness of the Registration Statement, (A) a business combination, tender offer, acquisition or other corporate event involving the Company is proposed, initiated or announced by another Person beyond the control of the Company (an “Uncontrolled Event”), (B) in the reasonable judgment of at least a majority of the members of the Board of Directors of the Company (the “Board”), the filing or seeking the effectiveness of the Registration Statement would materially and adversely interfere with such Uncontrolled Event or would otherwise materially and adversely affect the Company and (C) the Company promptly so notifies such Holder, then the Company shall be entitled to (x) postpone the filing of the Registration Statement otherwise required to be filed by the Company pursuant to Section 2 hereof, or (y) elect that the effective Registration Statement not be used, in either case for a reasonable period of time, but not to exceed ninety (90) days after the date that (1) the Demand was made (in the case of an clause (i) above) or (2) the Company so notifies such Holder of such determination (in the case of clause (ii) above) (each, a “Blackout Period”).  Any such written notice shall contain a general statement of the reasons for such postponement or restriction on use and an estimate of the anticipated delay.  The Company shall (a) promptly notify the Holder making a Demand of the expiration or earlier termination of such Blackout Period and (b) use its reasonable best efforts to effect the Demand Registration as promptly as practicable after the end of the Blackout Period.

Section 6.            Holdback.

(a) If (i) at any time after the date hereof, the Company shall file a Registration Statement (other than a registration on Form S-4, Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto) with respect to any shares of its capital stock, and (ii) upon reasonable prior notice the managing underwriter or underwriters (in the case of an Underwritten Offering) advise the Company and the Holders in writing that a sale or distribution of Registrable Securities would adversely impact such offering, then the Holders shall, to the extent not inconsistent with applicable law, refrain from effecting any sale or distribution of Registrable Securities during the period commencing on the effective date of such Registration Statement and continuing until the ninetieth (90th) day after the effective date of such Registration Statement; provided that such restriction shall apply to the Holders only if in connection with such offering, the underwriters require the directors and executive officers of the Company to refrain from selling the Company’s securities for a like period and on like terms (such period, a “Holdback Period”).

(b) During the ninety (90) day period commencing on the effective date of a Registration Statement filed by the Company on behalf of Holders in connection with an Underwritten Offering pursuant to a Demand, the Company shall not effect (except pursuant to registrations on Form S-4 or Form S-8 or Form S-3 (with respect to dividend reinvestment plans and similar plans) or any successor forms thereto and except pursuant to Section 2(f) hereof) any public sale or distribution of its securities.

Section 7.            Ineligibility to Effect a Demand Registration.  If, following receipt of a Demand (other than the Closing Demand) from a Holder, after giving effect to any Holdback Period and any Blackout Period, the Company has not filed a Registration Statement for the Registrable Securities so requested to be registered or has not used its reasonable best efforts to cause such Registration Statement to become effective because it is not eligible to effect a registration pursuant to the Securities Act, the Company shall have 60 additional days to file such Registration Statement for the Registrable Securities so requested to be registered or to use its reasonable best efforts to cause such Registration Statement to become effective (such additional days, the “Ineligibility Accommodation Period”).

Section 8.            Liquidated Damages.

(a) The parties hereto agree that the Holders will suffer damages if the Company fails to perform its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that after a Holder has made a Demand and all Ineligibility Accommodation Periods, Blackout Periods and Holdback Periods have expired the Company has not filed a Registration Statement for the Registrable Securities so requested to be registered or has not caused such Registration Statement to become effective as provided in Section 2(b) hereof, or has not maintained the effectiveness of such Registration Statement as provided in Section 9(b) hereof (such events, a “Registration Default”), then damages (“Liquidated Damages”) will accrue in the form of additional interest on the portion of the Convertible Notes that are convertible or were converted into the Affected Registrable Securities with respect to each 30-day period immediately following the occurrence of such Registration Default during which, at any point during such period, such Registration Default is continuing, in an amount equal to 0.5% multiplied by the initial principal amount of the Convertible Notes that are convertible or were converted into the Affected Registrable Securities. Such additional interest shall continue to accrue until such Registration Default has been cured; provided, however, that, during which time at any point during such period, any Holder who has made a Demand that is the subject of a Registration Default and who is not a lender with respect to a Convertible Note that is convertible into Affected Registrable Securities shall be entitled to receive a cash payment from the Company in like amounts no later than 30 days after each such 30-day period.

(b) The parties hereto agree that the Liquidated Damages provided for in this Section 8 constitute a reasonable estimate of the damages that will be suffered by Holders of Securities by reason of the happening of any Registration Default.

Section 9.            Registration Procedures.   If and whenever the Company shall be required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall and, with respect to Section 9(m) and Section 9(n), the Holders shall:

(a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective;

(b) prepare and file with the SEC amendments and post- effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for a Shelf Registration or otherwise necessary to keep such Registration Statement effective for at least ninety (90) days (or one hundred eighty (180) days in the case of a Shelf Registration) and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of (x) such 90th or 180th day, as the case may be, or (y) such time as all Registrable Securities covered by such Registration Statement shall have ceased to be Registrable Securities (it being understood that the Company at its option may determine to maintain such effectiveness for a longer period, whether pursuant to a Shelf Registration or otherwise); provided, however, that a reasonable time before filing a Registration Statement or Prospectus, or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act), the Company shall furnish to the Holders, the managing underwriter and their respective counsel for review and comment, copies of all documents proposed to be filed;

(c) furnish, without charge, to the Holders and to any underwriter in connection with an Underwritten Offering such number of conformed copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits) and such number of copies of any Prospectus or Prospectus supplement and such other documents as Holders or such underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holders or the underwriter (the Company hereby consenting to the use (subject to the limitations set forth in Section 9(n) hereof) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as Holders shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 9(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) as promptly as practicable, notify the managing underwriters (if any) and Holders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 9(b) hereof, of the Company’s becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, as promptly as practicable, prepare and furnish to the Holders a reasonable number of copies of an amendment or supplement to such Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) notify the Holders, as promptly as practicable, at any time:

(i) when the Prospectus or any Prospectus supplement or post- effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation (or any overt threats) of any proceedings for such purposes;

(iv) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation (or overt threats) of any proceeding for that purpose; and

(v) if at any time the representations and warranties of the Company contemplated by Section 9(i) below cease to be true and correct in all material respects;

(g) otherwise comply with all applicable rules and regulations of the SEC, and make available to Holders an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 9(g) if it shall have complied with Rule 158 under the Securities Act;

(h) use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE, NASDAQ or any other national securities exchange or automated quotation system on which the class of Registrable Securities being registered is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

(i) enter into agreements (including, if applicable, an underwriting agreement and other customary agreements in the form customarily entered into by other companies in comparable underwritten offerings) and take all other appropriate and all commercially reasonable actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement shall be entered into and whether or not the registration shall be an underwritten registration:

(i) make such representations and warranties to the Holders and the underwriters, if any, in form, substance and scope as are customarily made by companies to underwriters in comparable underwritten offerings;

(ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions shall be reasonably satisfactory (in form, scope and substance) to the managing underwriters) addressed to the underwriters covering the matters customarily covered in opinions requested in comparable underwritten offerings by the Company;

(iii) obtain “comfort letters” and updates thereof from the Company’s independent certified public accountants addressed to the Board and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort letters” by independent accountants in connection with comparable underwritten offerings on such date or dates as may be reasonably requested by the managing underwriters, or if such offering is not an Underwritten Offering, the Board; provided, however, that in connection with any non-Underwritten Offering, such comfort letter shall not be required except to the extent requested by the Board.

(iv) provide the indemnification in accordance with the provisions and procedures of Section 13 hereof to all parties to be indemnified pursuant to such Section 13 and any other indemnification customarily required in underwritten public offerings; and

(v) deliver such documents and certificates as may be reasonably requested by the Holders and the managing underwriters, if any, to evidence compliance with Section 9(f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

(j) cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate, to the extent reasonable under the circumstances, the timely preparation and delivery of certificates representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request and/or in a form eligible for deposit with the Depository Trust Company;

(k) make available to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or such underwriter (collectively, the “Inspectors”), reasonable access to appropriate officers and employees of the Company and the Company’s subsidiaries to ask questions and to obtain information reasonably requested by such Inspector and all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and Affiliates (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility; provided, however, that the Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors in writing are confidential shall not be disclosed to any Inspector unless such Inspector signs a confidentiality agreement in customary form reasonably satisfactory to the Company or either (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such Registration Statement, or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; provided, further, that any decision regarding the disclosure of information pursuant to subclause (i) shall be made only after consultation with counsel for the applicable Inspectors; and provided, further, that the Holders agree that they shall, promptly after learning that disclosure of such Records is sought in a court having jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of such Records;

(l) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain its withdrawal;

(m) the Holders shall furnish the Company with such information regarding them and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing or as shall be required in connection with the action to be taken by the Company hereunder; and

(n) the Holders shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9(e) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holders shall have received copies of the supplemented or amended Prospectus contemplated by Section 9(e) hereof, and, if so directed by the Company, the Holders shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

Section 10.            Registration Expenses.  Except as otherwise provided herein, in connection with all registrations of Registrable Securities made pursuant to a Demand Registration or Piggy-Back Rights, the Company shall pay all Registration Expenses; provided, however, that the Holders shall pay, and shall hold the Company harmless from, (i) any underwriting discounts and commissions and transfer taxes relating to the sale or disposition of Registrable Securities and (ii) any fees, expenses or disbursements of its counsel and other advisors.

Section 11.            Rule 144.   From and after the date which is more than one hundred eighty (180) days after the date hereof, the Company shall, at all times when the Holders Beneficially Own any Registrable Securities, take such measures and file and/or make available such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144; provided, however, that the Company need not take any of the foregoing actions during any Ineligibility Accommodation Period.

Section 12.            Covenants of Holders.   Each Holder hereby covenants and agrees that it shall not sell any Registrable Securities in violation of the Securities Act or this Agreement.

Section 13.            Indemnification; Contribution.

(a) The Company shall indemnify and hold harmless each Holder, its respective officers and directors, and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and any agents, representatives or advisers thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, or (iii) any violation or alleged violation by the Company of any United States federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with written information with respect to the Holders furnished in writing to the Company by the Holders or their counsel expressly for use therein.  In connection with an Underwritten Offering, the Company shall indemnify the underwriters thereof, their officers, directors and agents and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Section 13 (provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 13 except to the extent the indemnifying party shall have been materially prejudiced as a result of such failure).  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 13 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the foregoing, if (i) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to take charge of the defense of such action within a reasonable time after notice of commencement of such action (so long as such failure to employ counsel is not the result of an unreasonable determination by such indemnified party that counsel selected pursuant to the immediately preceding sentence is unsatisfactory) or if the indemnifying party shall not have demonstrated to the reasonable satisfaction of the indemnified party its ability to finance such defense, or (ii) the indemnified party shall have reasonably concluded or been advised by counsel that there may be legal defenses available to other indemnified parties to such action which could result in a conflict of interest for such counsel or prejudice the prosecution of the defenses available to such indemnified party, then such indemnified party shall have the right to employ separate counsel of its choosing, at the expense of the indemnifying party.  No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent (which consent, in the case of an action, suit, claim or proceeding exclusively seeking monetary relief, shall not be unreasonably withheld) of the applicable indemnified party.

(c) If the indemnification from the indemnifying party provided for in this Section 13 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions or omissions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied (in writing, in the case of the Holders) by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 13(b) hereof, any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 13(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 13(c).  Any underwriter’s obligations in this Section 13(c) to contribute shall be several in proportion to the number of Registrable Securities underwritten by them and not joint.  Notwithstanding the provisions of this Section 13(c), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  If indemnification is available under this Section 13, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in Section 13(a) hereof without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 13(c).

(d) The provisions of this Section 13 shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.  The indemnification provided by this Section 13 shall survive the Transfer of such Registrable Securities by the Holders and shall remain in full force and effect irrespective of any investigation made by or on behalf of an indemnified party.

Section 14.            Injunctions.   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC TERMS OR WERE OTHERWISE BREACHED.  THEREFORE, EACH PARTY SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF IN ANY COURT HAVING JURISDICTION, SUCH REMEDY BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH SUCH PARTY MAY BE ENTITLED AT LAW OR IN EQUITY.

Section 15.            Amendments and Waivers.   No amendment, modification, supplement, termination, consent or waiver of any provision of this Agreement, nor consent to any departure herefrom, shall in any event be effective unless the same is in writing and is signed by the party against whom enforcement of the same is sought.  Any waiver of any provision of this Agreement and any consent to any departure from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 16.            Notices.  All notices, consents, requests, demands and other communications hereunder must be in writing, and shall be deemed to have been duly given or made: (i) when delivered in person; (ii) three (3) days after deposited in the United States mail, first class postage prepaid; (iii) in the case of telegraph or overnight courier services, one (1) Business Day after delivery to the telegraph company or overnight courier service with payment provided; or (iv) in the case of telex or telecopy or fax, when sent, verification received; in each case addressed as follows:

if to the Company:

Cadiz Inc.
550 South Hope Street, Suite 2850
Los Angeles, CA 90071
Telephone: (213) 271-1600
Facsimile: (213) 271-1614
Attention: Chief Financial Officer

with a copy to:

Howard Unterberger, Esq.
Theodora Oringher P.C.
10880 Wilshire Boulevard, Suite 1700
Los Angeles, CA 90024
Telephone: (310) 557-2009
Facsimile: (310) 551-0283

if to the Holders, to the addresses set forth on the signature pages attached hereto.

with a copy to:

Manatt, Phelps & Phillips, LLP
7 Times Square
New York, NY 10036
Attention:  Neil S. Faden
Telephone:  212-790-4500
Facsimile: 212-790-4545

Section 17.            Successors and Assigns.   This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders.  The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

Section 18.            Representations and Warranties of the Company.   The Company represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized and validly existing under the laws of its jurisdiction of organization.

(b) Such party has full corporate or other organizational power and authority to enter into this Agreement and to carry out and perform its obligations hereunder.  The execution, delivery and performance by such party of this Agreement have been duly authorized and approved by all necessary corporate or other organizational action.  This Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) The execution, delivery and performance by such party of its obligations under this Agreement, and compliance by such party with the terms and conditions hereof will not (i) violate, with or without the giving of notice or the lapse of time, or both, or require any registration, qualification, approval or filing (other than registrations, qualifications, approvals and filings that have already been made or obtained) under, any provision of law, statute, ordinance or regulation applicable to it or any of its subsidiaries and (ii) conflict with, or require any consent or approval under, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of such party or any of its subsidiaries under, or result in the creation of any claim, lien, charge or encumbrance upon any of the properties, assets or businesses of such party or any of its subsidiaries pursuant to (x) its organizational documents, (y) any order, judgment, decree, law, ordinance or regulation applicable to it or any of its subsidiaries or (z) any contract, instrument, agreement or restriction to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or any of its respective assets or properties is bound.

Section 19.            Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 20.            Descriptive Headings.   The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 21.            Choice of Law.   THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

Section 22.            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby.

Section 23.            Entire Agreement.  This Agreement, including any schedules, exhibits or attachments referred to herein, is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof.  There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 24.            Further Actions; Reasonable Best Efforts.   Each Holder shall use its reasonable best effort to take or cause to be taken all appropriate action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable law and regulations to assist the Company in the performance of its obligations hereunder, including, without limitation, the preparation and filing of any Registration Statements pursuant to any Demand.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
CADIZ INC.

By:__________________________
Name:
Title:

[Insert Holders’ Signature Blocks]